UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2014

Man-AHL Diversified I L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-53043	06-1496634
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o Man Investments (USA) Corp.
452 5th Avenue, 27th Floor
New York, NY  10018

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 649-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Effective as of June 1, 2014, in connection with a reorganization of entities affiliated with Man Investments (USA) Corp. (the “General Partner”), the Fund, AHL Partners LLP (the “Advisor”) and the General Partner entered into a Trading Advisor Agreement (the “Agreement”) which replaced the Trading Advisor Agreement among the Fund, the General Partner and Man-AHL (USA) Limited (the “Predecessor Advisor”) dated as of April 1, 2005 (the “Former Agreement”).  The Agreement is substantially identical to the Former Agreement and no new terms have been added to the Agreement and no terms have been omitted from the Agreement that were terms of the Former Agreement, and the personnel of the Advisor advising the Fund are substantially the same individuals who had been doing so as personnel of the Former Advisor.

Item 1.02  Termination of a Material Definitive Agreement

Effective as of June 1, 2014, in connection with a reorganization of entities affiliated with the General Partner, the Fund, the Predecessor Advisor and the General Partner terminated the Former Agreement.  As of the same date, the Fund, the Advisor and the General Partner entered into the Agreement, as described above in Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 4, 2014

Man-AHL Diversified I L.P.

By:	Man Investments (USA) Corp., its general partner

By:	/s/ Eric Burl
	Name:	Eric Burl
	Title:	President